UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2021

Commission File Number 000-18730

DARKPULSE, INC.

(Exact name of small business issuer as specified in its charter)

Delaware	87-0472109
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1345 Ave of the Americas, 2ndFloor, New York, NY 10105

(Address of principal executive offices)

800-436-1436

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Optilan, a wholly-owned subsidiary of DarkPulse, Inc., a Delaware corporation (the “Company”), has secured a series of awards in response to a successful bidding process for two requests for quotes (“RFQs”) from a major power company. After several months of evaluation and considerable effort, Optilan has been awarded the RFQ’s. A post award standstill period whereupon the award could be challenged by other bidders has passed and Optilan will enter into framework contracts and then move forward on the work to be performed. The framework contracts will include addendums in order to add additional work, as needed. Optilan anticipates receiving copies of the framework contracts in early January 2022.

Summaries of the two main awards are as follows:

  LOT 1 - New Build Projects, Site Extension and Operational Technology Requirements

o	Provide a fully managed turnkey service for the design and installation of operational technology requirements;
o	The framework value is approximately £31.5m over the term of the contract; and
o	As a framework holder, Optilan will tender for these opportunities as they are released by the customer.

  LOT 2 - CCTV
o	Provide an end-to-end service for the design, installation and maintenance of CCTV systems and associated equipment;
o	Framework value is approximately £2.5m over the term of the contract; and
o	As a Framework holder, Optilan will tender for these opportunities as they are released by the customer.

This Current Report on Form 8-K (the “Report”) contains forward-looking information, as that term is defined under the Exchange Act. By their nature, forward-looking information and statements are subject to risks, uncertainties, and contingencies. The Company does not undertake to update any forward-looking statements or information, including those contained in this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DarkPulse, Inc.

Date: December 23, 2021	By:	/s/ Dennis O’Leary
Dennis O’Leary, Chief Executive Officer